EXHIBIT 23.1

Consent of Independent Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-36165) pertaining to the Community Trust Bancorp, Inc. 1989 Stock Option Plan of our report dated January 13, 1997 with respect to the consolidated financial statements of Community Trust Bancorp, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.





Ernst & Young LLP



Columbus, Ohio
March 14, 1997


                                          50